UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                December 5, 2005
                Date of Report (Date of earliest event reported)

             Grupo Transportacion Ferroviaria Mexicana, S.A. de C.V. (Exact Name of Registrant as Specified in Its Charter)


            Mexico                     333-08322-01                  N/A
(State or Other Jurisdiction of   (Commission File Number)      (IRS Employer
        Incorporation)                                       Identification No.)


                     Av. Periferico Sur No. 4829, 4to Piso
                            Col. Parques del Pedregal
                               14010 Mexico, D.F.
                                     Mexico
                    (Address of Principal Executive Offices)

                               + (5255) 5447-5836
              (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 5.02      Departure  of  Directors  or  Principal  Officers;   Election  of
               Directors; Appointment of Principal Officers.

On December 5, 2005, Kansas City Southern de Mexico, S.A. de C.V. ("KCSM"), the direct wholly owned subsidiary of Grupo Transportacion Ferroviaria Mexicana, S.A. de C.V. ("Grupo TFM") and Francisco Javier Rion del Olmo entered into an agreement whereby Mr. Rion will voluntarily resign as the Chief Executive Officer of KCSM and Grupo TFM effective no later than February 14, 2006 as referenced in the attached press release. Mr. Rion will remain at KCSM for a period of time not to exceed February 14, 2006.

In connection with Mr. Rion's tender of his resignation and KCSM's acceptance of the resignation on December 5, 2005, on behalf of itself and its affiliates, Mr. Rion executed a confidentiality undertaking, an acknowledgement of receipt of payments made in accordance with Mexican labor law, and a release of any and all claims arising out of his employment with KCSM and the termination of his employment with KCSM.

Item 8.01      Other Events.

On December 2, 2005, TFM, S.A. de C.V. ("TFM"), a wholly owned subsidiary of Grupo TFM and indirect wholly owned subsidiary of Kansas City Southern, formally changed its corporate name to Kansas City Southern de Mexico, S.A. de C.V.





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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    Grupo Transportacion Ferroviaria Mexicana,
                                    S.A. de C.V.


December 5, 2005                    By:  /s/ Ing. F. Javier Rion del Olmo
                                         -----------------------------------
                                         Ing. F. Javier Rion del Olmo
                                         Chief Executive Officer